UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, NY 10017

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Registered Direct Offering

On June 27, 2024, Eyenovia, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (each, a “Purchaser” and collectively, the “Purchasers”), pursuant to which the Company agreed to sell, in a registered direct offering by the Company directly to the Purchasers (the “Offering”), 7,575,757 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase up to 7,575,757 shares of Common Stock (the “Warrants”). The combined offering price for each Share and accompanying Warrant is $0.66. The Company also agreed to issue Warrants to purchase an additional 1,749,780 shares of Common Stock to one of the Holders (defined below).

The Warrants will be exercisable beginning six months following the date of issuance and may be exercised until January 2, 2030 at an exercise price of $0.69 per share. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants will be subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock. The Warrants will be issued in certificated form only. A holder may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise (unless the holder otherwise elects a limitation of 9.99%).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing and indemnification obligations of the Company and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

The aggregate gross proceeds to the Company from the Offering are expected to be approximately $5.0 million. The Company intends to use the net proceeds from the Offering to fund commercialization activities for its products, Mydcombi and clobetasol propionate, to complete the CHAPERONE pediatric myopia clinical study, and for working capital and general corporate purposes. Proceeds may also be used to repay amounts outstanding under the Company’s Loan and Security Agreement with Avenue Capital Management II, L.P. and related entities.

The Offering is being made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-261638), as previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), and a related prospectus. The Offering is expected to close on or about July 1, 2024, subject to the satisfaction of customary closing conditions.

The Company has engaged Chardan Capital Markets, LLC and Brookline Capital Markets as placement agents for the Offering. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agents.

The foregoing summaries of the Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement and form of Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

The legal opinion of Covington & Burling LLP relating to the Shares and the Warrants being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Prior Warrant Amendments

In connection with the Offering, the Company entered into warrant amendment agreements (the “Amendments”) with the holders (the “Holders”) of previously issued warrants (the “Prior Warrants”) to purchase up to an aggregate of 10,386,269 shares of Common Stock, whereby the Company agreed to amend the Prior Warrants to (i) reduce the exercise price of the Prior Warrants from $2.23 or $2.21 per share of Common Stock to $0.69 per share of Common Stock, (ii) extend the term of the Prior Warrants until January 1, 2030 and (iii) prohibit exercise of the Prior Warrants for the six-month period following the effective date of the Amendments, in each case, in accordance with the terms of the Amendments. The effectiveness of the Amendments is contingent upon the completion of the Offering.

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

Except for historical information, all the statements, expectations and assumptions contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements relating to the Company’s future activities or other future events or conditions, including statements regarding the completion of the Offering, the intended use of net proceeds from the Offering, and potential regulatory approvals and accessible markets for the Company’s product candidates. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which the Company files with the SEC.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, the Company does not undertake any obligation to update any forward-looking statements.

Item 7.01. Regulation FD Disclosure.

On June 28, 2024, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant.

5.1	Opinion of Covington & Burling LLP.

10.1	Form of Securities Purchase Agreement, dated June 27, 2024.

10.2	Warrant Amendment Agreement, dated June 27, 2024.

10.3	Warrant Amendment Agreement, dated June 28, 2024.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).

99.1	Press Release, dated June 28, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: July 1, 2024	/s/ John Gandolfo
John Gandolfo
Chief Financial Officer